EXHIBIT 99.1

FOR IMMEDIATE RELEASE Company Contact: Jonathan Teaford BabyUniverse 561-277-6410 jteaford@babyuniverse.com Investor Contact: BPC Financial Marketing John Baldissera 800-368-1217
BabyUniverse Announces $2.5 million Equity Investment
JUPITER, FL., May 30, 2007 — BabyUniverse, Inc. (NASDAQ: POSH), a leading Internet content, commerce, and new media company in the pregnancy, baby and toddler marketplace, today announced that it has completed a $2.5 million equity private placement transaction with a large institutional investment fund. In connection with the financing the Company will issue 317,259 shares of Series A Convertible Preferred Stock, and warrants to acquire 79,316, priced at the closing price of the company’s common stock on May 24, 2007. This Series A Convertible Preferred Stock will convert automatically into shares of common stock upon the closing of the Company’s proposed merger with eToys Direct, Inc. It is anticipated that this investment will close on Tuesday, May 29, 2007. The Company will use the proceeds from this transaction for general corporate purposes.
John Textor, Chairman and CEO of the Company, said: “We are pleased to have priced this investment at the market price of our stock. In consummating this transaction we have taken one additional step closer to completing our proposed merger with eToys Direct, Inc.”
The shares of the preferred stock to be issued in the private placement will not be registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors absent registration or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement covering resales by the investors of the common stock underlying the preferred stock and the warrants.
This press release does not constitute an offer of any securities for sale.
About BabyUniverse, Inc.
BabyUniverse, Inc. is a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace. Through its websites, BabyUniverse.com and DreamtimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States. Through its websites PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers. Through BabyTV.com, PoshCravings.com and ePregnancy.com, BabyUniverse has also established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the company intends to leverage its growing platform to acquire other female-oriented content, commerce and new media companies. The overall objective of BabyUniverse is to establish a market-leading content, commerce and new media business focused on the high-growth female marketplace.
BabyUniverse and its affiliates operate a multi-channel portfolio of Internet properties, including e-commerce sites such as www.BabyUniverse.com, www.PoshTots.com, www.PoshLiving.com and www.DreamTimeBaby.com, and content sites such as www.PoshCravings.com, www.ePregnancy.com, and www.BabyTV.com.
Additional Information About the Merger with eToys Direct, Inc. and Where to Find It
This document does not constitute an offer of any securities for sale. The proposed transaction between BabyUniverse and eToys Direct, Inc. will be submitted to BabyUniverse’s shareholders for their consideration. In connection with the proposed merger, BabyUniverse will file a registration statement, a proxy statement/prospectus and other materials with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BABYUNIVERSE, ETOYS DIRECT, INC. AND THE PROPOSED MERGER. Investors can obtain more information about the proposed transaction by reviewing the Form 8-K filed by BabyUniverse in connection with the announcement of the transaction and any other documents filed with the SEC when they become available. Investors will be able to obtain free copies of the proxy statement/prospectus (when available) as well as other filed documents containing information about BabyUniverse at http://www.sec.gov, the SEC’s Web site. Free copies of BabyUniverse’s SEC filings are also available on BabyUniverse’s Web site at www.babyuniverse.com.
Participants in the Solicitation
BabyUniverse and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from BabyUniverse’s shareholders with respect to the proposed merger. Information regarding the officers and directors of BabyUniverse is included in its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed merger.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in our Securities and Exchange Commission filings. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.
In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.
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